CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 25, 2021
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY AND YEAR TO DATE RESULTS AS OF SEPTEMBER 30, 2021

Highlights and Developments

▪	Quarterly net income available to common stockholders of $53.9 million compared to $45.5 million for the third quarter of 2020, an increase of $8.4 million or 18%
▪	Year to date net income available to common stockholders of $164.3 million compared to $95.7 million for the nine months ended September 30, 2020, an increase of $68.6 million or 72%
▪	Quarterly loan growth of $262.8 million or 11% annualized, exclusive of Paycheck Protection Program ("PPP") loans
▪	Net recoveries on previously charged off loans of $1.3 million, nonperforming assets to total assets declined to 0.46%, and 30-89 day loan delinquencies fell to 0.12% of total loans for the third quarter of 2021
▪	PPP loan forgiveness received of $419.9 million during the third quarter of 2021
▪	Completed offering of $150.0 million of subordinated notes with net proceeds totaling $147.6 million and fixed-to-floating interest rate set at 2.75% for the first five years
▪	Announced an 8% increase in the regular quarterly dividend to $0.27 per common share

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income available to common stockholders (in millions)	$53.9	$45.5	$164.3	$95.7
Diluted earnings per common share	1.27	1.23	3.88	2.59

Return on average assets	1.19%	1.26%	1.25%	0.92%
Return on average common equity	10.32	10.90	10.95	7.90
Return on average tangible common equity (non-GAAP)(1)	15.14	16.11	16.34	12.10
Net interest margin	3.30	3.51	3.37	3.70
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.34	3.55	3.41	3.74
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	60.38	54.67	58.05	57.28
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF had another solid quarter driven by our strong balance sheet and excellent credit metrics. We were pleased with the trajectory of non-PPP loan growth, our record low level of loan delinquencies and the net recoveries on previously charged-off loans for the quarter. We are also continuing to explore ways to improve operational efficiency, including evaluating the consolidation of our 11 bank charters."
Bruce K. Lee, president and chief executive officer, HTLF

Dubuque, Iowa, Monday, October 25, 2021-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020:
•Net income available to common stockholders of $53.9 million compared to $45.5 million, an increase of $8.4 million or 18%.
•Earnings per diluted common share of $1.27 compared to $1.23, an increase of $0.04 or 3%.
•Net interest income of $142.5 million compared to $122.5 million, an increase of $20.0 million or 16%.
•Return on average common equity was 10.32% and return on average assets was 1.19% compared to 10.90% and 1.26%.
•Return on average tangible common equity (non-GAAP) was 15.14% compared to 16.11%.

HTLF reported the following results for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020:
•Net income available to common stockholders of $164.3 million compared to $95.7 million, an increase of $68.6 million or 72%.
•Earnings per diluted common share of $3.88 compared to $2.59, an increase of $1.29 or 50%.
•Net interest income of $423.4 million compared to $359.2 million, an increase of $64.2 million or 18%.
•Return on average common equity was 10.95% and return on average assets was 1.25% compared to 7.90% and 0.92%.
•Return on average tangible common equity (non-GAAP) was 16.34% compared to 12.10%.

"HTLF had another solid quarter driven by our strong balance sheet and excellent credit metrics. We were pleased with the trajectory of non-PPP loan growth, our record low level of loan delinquencies and the net recoveries on previously charged-off loans for the quarter. We are also continuing to explore ways to improve operational efficiency, including evaluating the consolidation of our 11 bank charters," said Bruce K. Lee, president and chief executive officer of HTLF.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.30% (3.34% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2021, compared to 3.37% (3.41% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2021 and 3.51% (3.55% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2020.

Total interest income and average earning asset changes for the third quarter of 2021 compared to the third quarter of 2020 were:
•Total interest income was $149.2 million, which was an increase of $18.2 million or 14% from $131.0 million and primarily attributable to an increase in average earning assets partially offset by lower yields.
•Total interest income on a tax-equivalent basis (non-GAAP) was $150.9 million, which was an increase of $18.5 million or 14% from $132.4 million.
•Average earning assets increased $3.26 billion or 23% to $17.12 billion compared to $13.87 billion, which was primarily attributable to recent acquisitions and loan growth, including PPP loans.
•The average rate on earning assets decreased 30 basis points to 3.50% compared to 3.80%, which was primarily due to recent decreases in market interest rates and a shift in earning asset mix. Total average securities were 41% of total average earning assets compared to 33%.

Total interest expense and average interest bearing liability changes for the third quarter of 2021 compared to the third quarter of 2020 were:
•Total interest expense was $6.6 million, a decrease of $1.8 million or 22% from $8.5 million, based on a decrease in the average interest rate paid, which was partially offset by an increase in average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities decreased to 0.27% compared to 0.40%, which was primarily due to recent decreases in market interest rates.
•Average interest bearing deposits increased $1.70 billion or 22% to $9.46 billion from $7.76 billion which was primarily attributable to recent acquisitions and deposit growth.

•The average interest rate paid on interest bearing deposits decreased 11 basis points to 0.14% compared to 0.25%.
•Average borrowings decreased $140.5 million or 25% to $419.9 million from $560.4 million, which was primarily attributable to reduced advances from the PPP lending fund used to fund PPP loans to borrowers. Average advances from the PPP lending fund totaled $2.9 million compared to $158.3 million. The average interest rate paid on borrowings was 3.02% compared to 2.49%.

Net interest income increased for the third quarter of 2021 compared to the third quarter of 2020:
•Net interest income totaled $142.5 million compared to $122.5 million, which was an increase of $20.0 million or 16%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $144.3 million compared to $123.9 million, which was an increase of $20.4 million or 16%.

Noninterest Income and Noninterest Expense

Total noninterest income was $32.7 million during the third quarter of 2021 compared to $31.2 million during the third quarter of 2020, an increase of $1.5 million or 5%. Significant changes within the noninterest income category for the third quarter of 2021 compared to the third quarter of 2020 were:
•Service charges and fees increased $3.8 million or 32% to $15.6 million from $11.7 million. The increase was primarily attributable to acquisitions completed in the fourth quarter of 2020.
•Trust fees increased $864,000 or 16% to $6.2 million from $5.4 million. The increase was primarily attributable to an increase in market value of trust assets under management.
•Net gains on sales of loans held for sale totaled $5.3 million compared to $8.9 million, which was a decrease of $3.6 million or 41% and was primarily attributable to a decrease of loans sold to the secondary market.
Total noninterest expense was $110.6 million during the third quarter of 2021 compared to $90.4 million during the third quarter of 2020, which was an increase of $20.2 million or 22%. Significant changes within the noninterest expense category for the third quarter of 2021 compared to the third quarter of 2020 were:
•Salaries and employee benefits totaled $60.7 million compared to $51.0 million, which was an increase of $9.7 million or 19%. The increase was primarily attributable to higher salary and health care expenses as a result of more full time equivalent employees and normalized health care usage. Full-time equivalent employees increased 336 to 2,163 compared to 1,827 which was primarily attributable to the acquisitions completed in the fourth quarter of 2020 and the addition of specialized commercial and agribusiness lending teams during the third quarter of 2021.
•Professional fees increased $4.4 million or 35% to $17.2 million compared to $12.8 million. The increase was primarily attributable to the utilization of external resources to support automation and technology projects, higher cloud based computing expenses and acquisitions completed in the fourth quarter of 2020.
•Other noninterest expenses increased $5.3 million or 54% to $15.1 million compared to $9.8 million. The following items impacted the third quarter of 2021 compared to the third quarter of 2020:
•Travel and staff and customer entertainment expenses increased $860,000 to $1.2 million from $310,000. Travel and customer events were limited in the third quarter of 2020 due to the pandemic.
•Credit card processing and rebate expenses increased $1.8 million or 126% to $3.3 million from $1.4 million, which was primarily attributable to increased volume.
•Fraud losses increased $458,000 or 99% to $919,000 from $461,000. The increase was primarily attributable to check fraud and wire fraud transactions given the heightened fraud environment.
The remainder of the increase was primarily attributable to acquisitions completed in the fourth quarter of 2020.

The effective tax rate was 19.15% for the third quarter of 2021 compared to 22.20% for the third quarter of 2020. The following items impacted the third quarter 2021 and 2020 tax calculations:
•Solar energy tax credits of $2.1 million compared to $965,000.
•Federal low-income housing tax credits of $135,000 compared to $195,000.
•New markets tax credits of $75,000 in each quarterly calculation.

•Historic rehabilitation tax credits of $327,000 compared to $0.
•Tax-exempt interest income as a percentage of pre-tax income of 9.32% compared to 8.48%.

Total Assets, Total Loans and Total Deposits

Total assets were $19.00 billion at September 30, 2021, an increase of $1.09 billion or 6% from $17.91 billion at year-end 2020. Securities represented 40% and 35% of total assets at September 30, 2021, and December 31, 2020, respectively.

Total loans held to maturity were $9.85 billion at September 30, 2021, $10.01 billion at June 30, 2021, and $10.02 billion at December 31, 2020. Excluding total PPP loans, loans increased $262.8 million or 11% annualized during the third quarter of 2021 and $380.4 million or 6% annualized since year-end 2020.

Significant changes by loan category at September 30, 2021 compared to June 30, 2021 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $205.4 million or 4% to $5.08 billion compared to $5.29 billion.
•PPP loans originated in 2020 ("PPP I") decreased $299.9 million or 80%. PPP loans originated in 2021 ("PPP II") decreased $120.0 million or 26%.
•Excluding total PPP loans, commercial and business lending increased $214.6 million or 5% to $4.67 billion from $4.46 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, decreased $7.2 million or less than 1% to $2.83 billion compared to $2.84 billion.
•Residential mortgage loans increased $39.5 million or 5% to $840.4 million from $800.9 million.
•Consumer loans increased $10.9 million or 3% to $412.6 million from $401.6 million.

Significant changes by loan category at September 30, 2021 compared to December 31, 2020, included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $186.1 million or 4%, to $5.08 billion compared to $5.27 billion.
•PPP I loans decreased $883.5 million or 92%. PPP II loans totaled $335.0 million.
•Excluding total PPP loans, commercial and business lending increased $362.4 million or 8% to $4.67 billion from $4.31 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $49.8 million or 2% to $2.83 billion compared to $2.78 billion.
•Agriculture and agricultural real estate loans decreased $29.9 million or 4% to $684.7 million compared to $714.5 million.

Total deposits were $16.02 billion as of September 30, 2021, $15.62 billion as of June 30, 2021 and $14.98 billion at year-end 2020. Significant deposit changes by category at September 30, 2021 compared to June 30, 2021 included:
•Demand deposits increased $238.4 million or 4% to $6.54 billion compared to $6.30 billion.
•Savings deposits increased $227.0 million or 3% to $8.42 billion from $8.19 billion.
•Time deposits decreased $58.3 million or 5% to $1.07 billion from $1.13 billion.

Significant deposit changes by category at September 30, 2021 compared to December 31, 2020 included:
•Demand deposits increased $848.9 million or 15% to $6.54 billion compared to $5.69 billion.
•Savings deposits increased $396.5 million or 5% to $8.42 billion from $8.02 billion.
•Time deposits decreased $203.1 million or 16% to $1.07 billion from $1.27 billion.

Growth in demand deposits during the third quarter and first nine months of 2021 was positively impacted by payments related to federal government stimulus programs and other COVID-19 relief programs.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision benefit for credit losses for loans for the third quarter of 2021 was $4.4 million, which was a decrease of $9.2 million from provision expense of $4.7 million recorded in the third quarter of 2020. The provision benefit for the third quarter of 2021 was impacted by several factors, including:
•decrease in nonperforming loans of $2.1 million to $83.2 or 0.84% of total loans compared to $85.4 million or 0.85% of total loans at June 30, 2021,
•nonpass loans declined to 9.15% of total loans compared to 10.37% of total loans at June 30, 2021,
•loans delinquent 30-89 days as a percent of total loans fell to 0.12% compared to 0.17% at June 30, 2021,
•net recoveries of $1.3 million, and
•stable macroeconomic factors compared to the second quarter of 2021.

The allowance for credit losses for loans totaled $117.5 million and $131.6 million at September 30, 2021, and December 31, 2020, respectively. The following items have impacted the allowance for credit losses for loans for the nine months ended September 30, 2021:
•Provision benefit for the nine months ended September 30, 2021, totaled $10.9 million.
•Net charge offs of $3.2 million were recorded for the first nine months of 2021.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments totaled $14.0 million at September 30, 2021, which was a decrease of $1.3 million from $15.3 million at December 31, 2020. Unfunded commitments increased $336.5 million to $3.58 billion at September 30, 2021 compared to $3.25 billion at December 31, 2020.

Total Provision and Allowance for Lending Related Credit Losses
The total provision benefit for lending related credit losses was $4.5 million for the third quarter of 2021 compared to provision expense of $1.7 million for the third quarter of 2020. The total allowance for lending related credit losses was $131.5 million at September 30, 2021, which was 1.33% of total loans as of September 30, 2021, compared to $146.9 million or 1.47% of total loans as of December 31, 2020. Excluding PPP loans, the allowance for lending related credit losses as a percentage of total loans was 1.39% and 1.62% as of September 30, 2021, and December 31, 2020, respectively.

Nonperforming Assets

Nonperforming assets decreased $6.8 million or 7% to $88.1 million or 0.46% of total assets at September 30, 2021, compared to $95.0 million or 0.53% of total assets at December 31, 2020. Nonperforming loans were $83.2 million or 0.84% of total loans at September 30, 2021, compared to $88.1 million or 0.88% of total loans at December 31, 2020. At September 30, 2021, loans delinquent 30-89 days were 0.12% of total loans compared to 0.23% of total loans at December 31, 2020.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.

•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join, please register in advance of the conference using the link provided below. Upon registering, participant dial-in numbers, Direct Event passcode and unique registrant ID will be provided. Direct Event online registration can be found at: http://www.directeventreg.com/registration/event/1492767. In the 10 minutes prior to the call start time, participants need to use the conference access information provided in the email received at the point of registering. A replay will be available until October 24, 2022, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $19.00 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, residential mortgage, wealth management, investment and insurance. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2020, include, among others:
•COVID-19 Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect the company’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. The company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect the company’s financial results, is included in the company’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Interest Income
Interest and fees on loans	$112,062	$102,657	$336,416	$316,076
Interest on securities:
Taxable	32,384	25,016	94,373	70,109
Nontaxable	4,609	3,222	13,673	8,749
Interest on federal funds sold	—	—	1	—
Interest on deposits with other banks and short-term investments	132	72	258	847
Total Interest Income	149,187	130,967	444,721	395,781
Interest Expense
Interest on deposits	3,444	4,962	11,629	25,678
Interest on short-term borrowings	98	78	348	435
Interest on other borrowings	3,102	3,430	9,378	10,514
Total Interest Expense	6,644	8,470	21,355	36,627
Net Interest Income	142,543	122,497	423,366	359,154
Provision (benefit) for credit losses	(4,534)	1,678	(12,262)	49,994
Net Interest Income After Provision for Credit Losses	147,077	120,819	435,628	309,160
Noninterest Income
Service charges and fees	15,551	11,749	44,354	34,742
Loan servicing income	784	638	2,495	1,980
Trust fees	6,221	5,357	18,037	15,356
Brokerage and insurance commissions	866	649	2,584	1,977
Securities gains/(losses), net	1,535	1,300	4,347	4,964
Unrealized gain/ (loss) on equity securities, net	112	155	85	604
Net gains on sale of loans held for sale	5,281	8,894	16,454	21,411
Valuation adjustment on servicing rights	195	(120)	586	(1,676)
Income on bank owned life insurance	940	868	2,706	2,533
Other noninterest income	1,239	1,726	4,557	5,779
Total Noninterest Income	32,724	31,216	96,205	87,670
Noninterest Expense
Salaries and employee benefits	60,689	50,978	177,083	151,053
Occupancy	7,366	6,732	22,683	19,705
Furniture and equipment	3,365	2,500	9,959	8,601
Professional fees	17,242	12,802	46,969	38,951
Advertising	1,921	928	5,039	4,128
Core deposit and customer relationship intangibles amortization	2,295	2,492	7,226	8,169
Other real estate and loan collection expenses, net	78	335	627	872
(Gain)/loss on sales/valuations of assets, net	(3)	1,763	374	2,480
Acquisition, integration and restructuring costs	204	1,146	3,342	3,195
Partnership investment in tax credit projects	2,374	927	3,754	1,902
Other noninterest expenses	15,096	9,793	39,370	32,638
Total Noninterest Expense	110,627	90,396	316,426	271,694
Income Before Income Taxes	69,174	61,639	215,407	125,136
Income taxes	13,250	13,681	45,064	27,007
Net Income	55,924	47,958	170,343	98,129
Preferred dividends	(2,013)	(2,437)	(6,038)	(2,437)
Net Income Available to Common Stockholders	$53,911	$45,521	$164,305	$95,692
Earnings per common share-diluted	$1.27	$1.23	$3.88	$2.59
Weighted average shares outstanding-diluted	42,415,993	36,995,572	42,381,313	36,955,970

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Interest Income
Interest and fees on loans	$112,062	$111,915	$112,439	$108,865	$102,657
Interest on securities:
Taxable	32,384	31,546	30,443	28,154	25,016
Nontaxable	4,609	4,561	4,503	3,735	3,222
Interest on federal funds sold	—	—	1	—	—
Interest on deposits with other banks and short-term investments	132	60	66	77	72
Total Interest Income	149,187	148,082	147,452	140,831	130,967
Interest Expense
Interest on deposits	3,444	3,790	4,395	4,609	4,962
Interest on short-term borrowings	98	98	152	175	78
Interest on other borrowings	3,102	2,976	3,300	3,472	3,430
Total Interest Expense	6,644	6,864	7,847	8,256	8,470
Net Interest Income	142,543	141,218	139,605	132,575	122,497
Provision (benefit) for credit losses	(4,534)	(7,080)	(648)	17,072	1,678
Net Interest Income After Provision for Credit Losses	147,077	148,298	140,253	115,503	120,819
Noninterest Income
Service charges and fees	15,551	15,132	13,671	12,725	11,749
Loan servicing income	784	873	838	997	638
Trust fees	6,221	6,039	5,777	5,506	5,357
Brokerage and insurance commissions	866	865	853	779	649
Securities gains/(losses), net	1,535	2,842	(30)	2,829	1,300
Unrealized gain/ (loss) on equity securities, net	112	83	(110)	36	155
Net gains on sale of loans held for sale	5,281	4,753	6,420	7,104	8,894
Valuation adjustment on servicing rights	195	(526)	917	(102)	(120)
Income on bank owned life insurance	940	937	829	1,021	868
Other noninterest income	1,239	2,166	1,152	1,726	1,726
Total Noninterest Income	32,724	33,164	30,317	32,621	31,216
Noninterest Expense
Salaries and employee benefits	60,689	57,332	59,062	51,615	50,978
Occupancy	7,366	7,399	7,918	6,849	6,732
Furniture and equipment	3,365	3,501	3,093	3,913	2,500
Professional fees	17,242	16,237	13,490	15,117	12,802
Advertising	1,921	1,649	1,469	1,107	928
Core deposit and customer relationship intangibles amortization	2,295	2,415	2,516	2,501	2,492
Other real estate and loan collection expenses, net	78	414	135	468	335
(Gain)/loss on sales/valuations of assets, net	(3)	183	194	2,621	1,763
Acquisition, integration and restructuring costs	204	210	2,928	2,186	1,146
Partnership investment in tax credit projects	2,374	1,345	35	1,899	927
Other noninterest expenses	15,096	12,691	11,583	10,993	9,793
Total Noninterest Expense	110,627	103,376	102,423	99,269	90,396
Income Before Income Taxes	69,174	78,086	68,147	48,855	61,639
Income taxes	13,250	16,481	15,333	9,046	13,681
Net Income	55,924	61,605	52,814	39,809	47,958
Preferred dividends	(2,013)	(2,012)	(2,013)	(2,014)	(2,437)
Net Income Available to Common Stockholders	$53,911	$59,593	$50,801	$37,795	$45,521
Earnings per common share-diluted	$1.27	$1.41	$1.20	$0.98	$1.23
Weighted average shares outstanding-diluted	42,415,993	42,359,873	42,335,747	38,534,082	36,995,572

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Assets
Cash and due from banks	$192,247	$208,702	$198,177	$219,243	$175,284
Interest bearing deposits with other banks and short-term investments	135,158	240,426	269,685	118,660	156,371
Cash and cash equivalents	327,405	449,128	467,862	337,903	331,655
Time deposits in other financial institutions	3,138	3,138	3,138	3,129	3,129
Securities:
Carried at fair value	7,449,936	6,543,978	6,370,495	6,127,975	4,950,698
Held to maturity, at cost, less allowance for credit losses	85,354	85,439	85,293	88,839	88,700
Other investments, at cost	83,332	76,809	74,935	75,253	35,940
Loans held for sale	37,078	33,248	43,037	57,949	65,969
Loans:
Held to maturity	9,854,907	10,012,014	10,050,456	10,023,051	9,099,646
Allowance for credit losses	(117,533)	(120,726)	(130,172)	(131,606)	(103,377)
Loans, net	9,737,374	9,891,288	9,920,284	9,891,445	8,996,269
Premises, furniture and equipment, net	221,996	226,358	225,047	226,094	200,028
Goodwill	576,005	576,005	576,005	576,005	446,345
Core deposit and customer relationship intangibles, net	35,157	37,452	39,867	42,383	40,520
Servicing rights, net	6,351	6,201	6,953	6,052	5,752
Cash surrender value on life insurance	190,576	189,619	188,521	187,664	173,111
Other real estate, net	4,744	6,314	6,236	6,624	5,050
Other assets	237,779	246,029	236,754	281,024	269,498
Total Assets	$18,996,225	$18,371,006	$18,244,427	$17,908,339	$15,612,664
Liabilities and Equity
Liabilities
Deposits:
Demand	$6,537,722	$6,299,289	$6,175,946	$5,688,810	$5,022,567
Savings	8,416,204	8,189,223	8,179,251	8,019,704	6,742,151
Time	1,068,317	1,126,606	1,203,854	1,271,391	1,002,392
Total deposits	16,022,243	15,615,118	15,559,051	14,979,905	12,767,110
Short-term borrowings	265,620	152,563	140,597	167,872	306,706
Other borrowings	371,765	271,244	349,514	457,042	524,045
Accrued expenses and other liabilities	164,345	172,295	139,058	224,289	203,199
Total Liabilities	16,823,973	16,211,220	16,188,220	15,829,108	13,801,060
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,250	42,245	42,174	42,094	36,885
Capital surplus	1,068,913	1,066,765	1,063,497	1,062,083	847,377
Retained earnings	926,834	883,484	833,171	791,630	761,211
Accumulated other comprehensive income	23,550	56,587	6,660	72,719	55,426
Total Equity	2,172,252	2,159,786	2,056,207	2,079,231	1,811,604
Total Liabilities and Equity	$18,996,225	$18,371,006	$18,244,427	$17,908,339	$15,612,664

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Average Balances
Assets	$18,608,775	$18,293,756	$17,964,723	$16,401,152	$15,167,225
Loans, net of unearned	9,920,047	10,072,071	9,952,152	9,366,430	9,220,666
Deposits	15,817,778	15,576,345	15,044,561	13,518,020	12,650,822
Earning assets	17,123,824	16,819,978	16,460,124	15,042,079	13,868,360
Interest bearing liabilities	9,881,350	9,871,302	9,917,159	9,053,855	8,320,123
Common equity	2,072,593	1,980,904	1,963,674	1,769,575	1,661,381
Total stockholders' equity	2,183,298	2,091,609	2,074,379	1,880,280	1,772,086
Tangible common equity (non-GAAP)(1)	1,460,309	1,366,285	1,346,270	1,238,691	1,172,891

Key Performance Ratios
Annualized return on average assets	1.19%	1.35%	1.19%	0.97%	1.26%
Annualized return on average common equity (GAAP)	10.32	12.07	10.49	8.50	10.90
Annualized return on average tangible common equity (non-GAAP)(1)	15.14	18.05	15.90	12.77	16.11
Annualized ratio of net charge-offs/(recoveries) to average loans	(0.05)	0.12	0.06	0.01	0.92
Annualized net interest margin (GAAP)	3.30	3.37	3.44	3.51	3.51
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.34	3.41	3.48	3.55	3.55
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	60.38	57.11	56.61	54.93	54.67

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Average Balances
Assets	$18,608,775	$15,167,225	$18,291,444	$14,239,151
Loans, net of unearned	9,920,047	9,220,666	9,981,306	8,925,016
Deposits	15,817,778	12,650,822	15,482,394	11,972,615
Earning assets	17,123,824	13,868,360	16,803,740	12,957,661
Interest bearing liabilities	9,881,350	8,320,123	9,889,806	8,106,721
Common equity	2,072,593	1,661,381	2,006,123	1,618,811
Total stockholders' equity	2,183,298	1,772,086	2,116,828	1,658,006
Tangible common stockholders' equity	1,460,309	1,172,891	1,391,373	1,127,642

Key Performance Ratios
Annualized return on average assets	1.19%	1.26%	1.25%	0.92%
Annualized return on average common equity (GAAP)	10.32	10.90	10.95	7.90
Annualized return on average tangible common equity (non-GAAP)(1)	15.14	16.11	16.34	12.10
Annualized ratio of net charge-offs/(recoveries) to average loans	(0.05)	0.92	0.04	0.43
Annualized net interest margin (GAAP)	3.30	3.51	3.37	3.70
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.34	3.55	3.41	3.74
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	60.38	54.67	58.05	57.28

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Common Share Data
Book value per common share	$48.79	$48.50	$46.13	$46.77	$46.11
Tangible book value per common share (non-GAAP)(1)	$34.33	$33.98	$31.53	$32.07	$32.91
Common shares outstanding, net of treasury stock	42,250,092	42,245,452	42,173,675	42,093,862	36,885,390
Tangible common equity ratio (non-GAAP)(1)	7.89%	8.08%	7.54%	7.81%	8.03%

Other Selected Trend Information
Effective tax rate	19.15%	21.11%	22.50%	18.52%	22.20%
Full time equivalent employees	2,163	2,091	2,131	2,013	1,827

Loans Held to Maturity
Commercial and industrial	$2,538,369	$2,518,908	$2,421,260	$2,534,799	$2,303,646
Paycheck Protection Program ("PPP")	409,247	829,175	1,155,328	957,785	1,128,035
Owner occupied commercial real estate	2,135,227	1,940,134	1,837,559	1,776,406	1,494,902
Commercial and business lending	5,082,843	5,288,217	5,414,147	5,268,990	4,926,583
Non-owner occupied commercial real estate	2,020,487	1,987,369	1,967,183	1,921,481	1,659,683
Real estate construction	814,001	854,295	796,027	863,220	917,765
Commercial real estate lending	2,834,488	2,841,664	2,763,210	2,784,701	2,577,448
Total commercial lending	7,917,331	8,129,881	8,177,357	8,053,691	7,504,031
Agricultural and agricultural real estate	684,670	679,608	683,969	714,526	508,058
Residential mortgage	840,356	800,884	786,994	840,442	701,899
Consumer	412,550	401,641	402,136	414,392	385,658
Total loans held to maturity	$9,854,907	$10,012,014	$10,050,456	$10,023,051	$9,099,646

Total unfunded loan commitments	$3,583,417	$3,433,062	$3,306,042	$3,246,953	$2,980,484

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Allowance for Credit Losses-Loans
Balance, beginning of period	$120,726	$130,172	$131,606	$103,377	$119,937
Allowance for acquired purchased credit deteriorated loans	—	—	—	12,313	—
Provision (benefit) for credit losses	(4,448)	(6,466)	16	16,132	4,741
Charge-offs	(1,167)	(3,497)	(2,126)	(1,104)	(21,753)
Recoveries	2,422	517	676	888	452
Balance, end of period	$117,533	$120,726	$130,172	$131,606	$103,377

Allowance for Unfunded Commitments
Balance, beginning of period	$14,002	$14,619	$15,280	$14,330	$17,392
Provision (benefit) for credit losses	(35)	(617)	(661)	950	(3,062)
Balance, end of period	$13,967	$14,002	$14,619	$15,280	$14,330

Allowance for lending related credit losses	$131,500	$134,728	$144,791	$146,886	$117,707

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$(4,448)	$(6,466)	$16	$6,572	$4,741
Provision for credit losses-acquired loans	—	—	—	9,560	—
Provision (benefit) for credit losses-unfunded commitments	(35)	(617)	(661)	(1,372)	(3,062)
Provision for credit losses-acquired unfunded commitments	—	—	—	2,322	—
Provision (benefit) for credit losses-held to maturity securities	(51)	3	(3)	(10)	(1)
Total provision (benefit) for credit losses	$(4,534)	$(7,080)	$(648)	$17,072	$1,678

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Asset Quality
Nonaccrual loans	$82,375	$85,268	$91,718	$87,386	$79,040
Loans past due ninety days or more	861	97	171	720	1,681
Other real estate owned	4,744	6,314	6,236	6,624	5,050
Other repossessed assets	166	50	239	240	130
Total nonperforming assets	$88,146	$91,729	$98,364	$94,970	$85,901

Performing troubled debt restructured loans	$1,817	$2,122	$2,394	$2,370	$11,818

Nonperforming Assets Activity
Balance, beginning of period	$91,729	$98,364	$94,970	$85,901	$98,537
Net loan (charge offs)/recoveries	1,255	(2,980)	(1,450)	(216)	(21,301)
New nonperforming loans	6,908	7,989	14,936	8,664	11,834
Acquired nonperforming assets	—	—	—	12,781	—
Reduction of nonperforming loans(1)	(8,581)	(10,948)	(8,884)	(10,811)	(1,994)
Net OREO/repossessed assets sales proceeds and losses	(3,165)	(696)	(1,208)	(1,349)	(1,175)
Balance, end of period	$88,146	$91,729	$98,364	$94,970	$85,901

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.84%	0.85%	0.91%	0.88%	0.89%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.86	0.87	0.94	0.90	1.02
Ratio of nonperforming assets to total assets	0.46	0.50	0.54	0.53	0.55
Annualized ratio of net loan charge-offs/(recoveries) to average loans	(0.05)	0.12	0.06	0.01	0.92
Allowance for loan credit losses as a percent of loans	1.19	1.21	1.30	1.31	1.14
Allowance for lending related credit losses as a percent of loans	1.33	1.35	1.44	1.47	1.29
Allowance for loan credit losses as a percent of nonperforming loans	141.20	141.42	141.66	149.37	128.07
Loans delinquent 30-89 days as a percent of total loans	0.12	0.17	0.16	0.23	0.17

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,244,097	$32,384	2.06%	$5,862,683	$31,546	2.16%	$4,125,700	$25,016	2.41%
Nontaxable(1)	759,073	5,835	3.05	740,601	5,773	3.13	429,710	4,078	3.78
Total securities	7,003,170	38,219	2.17	6,603,284	37,319	2.27	4,555,410	29,094	2.54
Interest on deposits with other banks and short-term investments	322,430	132	0.16	271,891	60	0.09	215,361	72	0.13
Federal funds sold	—	—	—	—	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	2,588,270	28,224	4.33	2,469,742	28,562	4.64	2,331,467	27,777	4.74
PPP loans	602,675	11,186	7.36	1,047,559	11,186	4.28	1,128,488	7,462	2.63
Owner occupied commercial real estate	1,990,538	20,048	4.00	1,858,891	20,097	4.34	1,463,538	17,359	4.72
Non-owner occupied commercial real estate	1,964,609	22,129	4.47	1,980,374	21,734	4.40	1,589,073	18,860	4.72
Real estate construction	835,976	9,591	4.55	815,738	9,212	4.53	1,023,490	11,628	4.52
Agricultural and agricultural real estate	674,510	7,415	4.36	672,560	7,267	4.33	514,442	5,968	4.62
Residential mortgage	855,734	9,068	4.20	827,291	9,255	4.49	774,850	8,915	4.58
Consumer	407,735	4,889	4.76	399,916	5,152	5.17	395,318	5,222	5.26
Less: allowance for credit losses-loans	(121,823)	—	—	(127,268)	—	—	(123,077)	—	—
Net loans	9,798,224	112,550	4.56	9,944,803	112,465	4.54	9,097,589	103,191	4.51
Total earning assets	17,123,824	150,901	3.50%	16,819,978	149,844	3.57%	13,868,360	132,357	3.80%
Nonearning Assets	1,484,951			1,473,778			1,298,865
Total Assets	$18,608,775			$18,293,756			$15,167,225
Interest Bearing Liabilities
Savings	$8,364,326	$2,240	0.11%	$8,234,151	$2,233	0.11%	$6,723,962	$1,940	0.11%
Time deposits	1,097,126	1,204	0.44	1,171,266	1,557	0.53	1,035,715	3,022	1.16
Short-term borrowings	139,001	98	0.28	169,822	98	0.23	128,451	78	0.24
Other borrowings	280,897	3,102	4.38	296,063	2,976	4.03	431,995	3,430	3.16
Total interest bearing liabilities	9,881,350	6,644	0.27%	9,871,302	6,864	0.28%	8,320,123	8,470	0.40%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,356,326			6,170,928			4,891,145
Accrued interest and other liabilities	187,801			159,917			183,871
Total noninterest bearing liabilities	6,544,127			6,330,845			5,075,016
Equity	2,183,298			2,091,609			1,772,086
Total Liabilities and Equity	$18,608,775			$18,293,756			$15,167,225
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$144,257			$142,980			$123,887
Net interest spread(1)			3.23%			3.29%			3.40%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.34%			3.41%			3.55%
Interest bearing liabilities to earning assets	57.71%			58.69%			59.99%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$5,935,295	$94,373	2.13%	$3,546,471	$70,109	2.64%
Nontaxable(1)	743,534	17,308	3.11	384,026	11,074	3.85
Total securities	6,678,829	111,681	2.24%	3,930,497	81,183	2.76%
Interest bearing deposits with other banks and other short-term investments	266,701	258	0.13	202,390	847	0.56
Federal funds sold	4,622	1	0.03	—	—	—
Loans:(2)
Commercial and industrial(1)	2,519,608	85,008	4.51%	2,463,546	90,990	4.93%
PPP loans	879,489	32,521	4.94	683,262	13,479	2.64
Owner occupied commercial real estate	1,876,929	59,710	4.25	1,440,981	53,610	4.97
Non-owner occupied commercial real estate	1,961,016	65,984	4.50	1,534,293	57,445	5.00
Real estate construction	819,452	28,501	4.65	1,056,493	37,062	4.69
Agricultural and agricultural real estate	676,091	22,733	4.50	533,290	19,178	4.80
Residential mortgage	844,337	28,153	4.46	796,497	28,922	4.85
Consumer	404,384	15,408	5.09	416,654	17,002	5.45
Less: allowance for credit losses-loans	(127,718)	—	—	(100,242)	—	—
Net loans	9,853,588	338,018	4.59	8,824,774	317,688	4.81
Total earning assets	16,803,740	449,958	3.58%	12,957,661	399,718	4.12%
Nonearning Assets	1,487,704			1,281,490
Total Assets	$18,291,444			$14,239,151
Interest Bearing Liabilities
Savings	$8,211,478	$6,903	0.11%	$6,564,582	$14,394	0.29%
Time deposits	1,166,858	4,726	0.54	1,092,698	11,284	1.38
Short-term borrowings	182,583	348	0.25	117,526	435	0.49
Other borrowings	328,887	9,378	3.81	331,915	10,514	4.23
Total interest bearing liabilities	9,889,806	21,355	0.29%	8,106,721	36,627	0.60%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,104,058			4,315,335
Accrued interest and other liabilities	180,752			159,089
Total noninterest bearing liabilities	6,284,810			4,474,424
Stockholders' Equity	2,116,828			1,658,006
Total Liabilities and Stockholders' Equity	$18,291,444			$14,239,151
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$428,603			$363,091
Net interest spread(1)			3.29%			3.52%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.41%			3.74%
Interest bearing liabilities to earning assets	58.85%			62.56%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Total Assets
Arizona Bank & Trust	$1,808,943	$1,645,816	$1,614,740	$1,529,800	$1,039,253
Bank of Blue Valley	1,460,751	1,419,003	1,425,434	1,376,080	1,424,261
Citywide Banks	2,685,554	2,611,842	2,632,199	2,628,963	2,639,516
Dubuque Bank and Trust Company	1,968,612	1,990,040	1,932,234	1,853,078	1,838,260
First Bank & Trust	2,855,671	2,882,969	2,991,053	3,171,961	1,289,187
Illinois Bank & Trust	1,680,558	1,671,240	1,584,561	1,525,503	1,500,012
Minnesota Bank & Trust	872,291	955,638	995,692	1,000,168	1,007,548
New Mexico Bank & Trust	2,586,951	2,494,257	2,356,918	2,032,637	2,002,663
Premier Valley Bank	1,198,540	1,126,807	1,062,607	1,076,615	1,042,437
Rocky Mountain Bank	718,956	646,821	620,800	616,157	617,169
Wisconsin Bank & Trust	1,209,954	1,252,096	1,264,009	1,267,488	1,262,069
Total Deposits
Arizona Bank & Trust	$1,617,732	$1,450,248	$1,453,888	$1,357,158	$886,174
Bank of Blue Valley	1,192,868	1,168,617	1,178,114	1,138,264	1,142,910
Citywide Banks	2,282,703	2,174,237	2,231,320	2,181,511	2,163,051
Dubuque Bank and Trust Company	1,705,753	1,471,564	1,565,782	1,456,908	1,591,561
First Bank & Trust	2,367,353	2,361,391	2,427,920	2,622,716	936,366
Illinois Bank & Trust	1,509,847	1,512,106	1,426,426	1,338,677	1,307,513
Minnesota Bank & Trust	734,292	762,549	813,693	789,555	804,045
New Mexico Bank & Trust	2,206,099	2,195,838	2,077,304	1,749,963	1,747,527
Premier Valley Bank	988,579	963,459	896,715	836,984	855,913
Rocky Mountain Bank	602,155	568,961	549,894	538,012	533,429
Wisconsin Bank & Trust	1,048,367	1,093,119	1,067,735	1,057,369	1,011,843

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$53,911	$59,593	$50,801	$37,795	$45,521
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,814	1,907	1,988	1,975	1,969
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$55,725	$61,500	$52,789	$39,770	$47,490

Average common equity (GAAP)	$2,072,593	$1,980,904	$1,963,674	$1,769,575	$1,661,381
Less average goodwill	576,005	576,005	576,005	488,151	446,345
Less average core deposit and customer relationship intangibles, net	36,279	38,614	41,399	42,733	42,145
Average tangible common equity (non-GAAP)	$1,460,309	$1,366,285	$1,346,270	$1,238,691	$1,172,891
Annualized return on average common equity (GAAP)	10.32%	12.07%	10.49%	8.50%	10.90%
Annualized return on average tangible common equity (non-GAAP)	15.14%	18.05%	15.90%	12.77%	16.11%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$142,543	$141,218	$139,605	$132,575	$122,497
Plus tax-equivalent adjustment(1)	1,714	1,762	1,761	1,529	1,390
Net interest income, fully tax-equivalent (non-GAAP)	$144,257	$142,980	$141,366	$134,104	$123,887

Average earning assets	$17,123,824	$16,819,978	$16,460,124	$15,042,079	$13,868,360

Annualized net interest margin (GAAP)	3.30%	3.37%	3.44%	3.51%	3.51%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.34	3.41	3.48	3.55	3.55
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.08	0.09	0.12	0.10	0.10

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$2,061,547	$2,049,081	$1,945,502	$1,968,526	$1,700,899
Less goodwill	576,005	576,005	576,005	576,005	446,345
Less core deposit and customer relationship intangibles, net	35,157	37,452	39,867	42,383	40,520
Tangible common equity (non-GAAP)	$1,450,385	$1,435,624	$1,329,630	$1,350,138	$1,214,034

Common shares outstanding, net of treasury stock	42,250,092	42,245,452	42,173,675	42,093,862	36,885,390
Common equity (book value) per share (GAAP)	$48.79	$48.50	$46.13	$46.77	$46.11
Tangible book value per common share (non-GAAP)	$34.33	$33.98	$31.53	$32.07	$32.91

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,450,385	$1,435,624	$1,329,630	$1,350,138	$1,214,034

Total assets (GAAP)	$18,996,225	$18,371,006	$18,244,427	$17,908,339	$15,612,664
Less goodwill	576,005	576,005	576,005	576,005	446,345
Less core deposit and customer relationship intangibles, net	35,157	37,452	39,867	42,383	40,520
Total tangible assets (non-GAAP)	$18,385,063	$17,757,549	$17,628,555	$17,289,951	$15,125,799
Tangible common equity ratio (non-GAAP)	7.89%	8.08%	7.54%	7.81%	8.03%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Net interest income (GAAP)	$142,543	$141,218	$139,605	$132,575	$122,497
Tax-equivalent adjustment(1)	1,714	1,762	1,761	1,529	1,390
Fully tax-equivalent net interest income	144,257	142,980	141,366	134,104	123,887
Noninterest income	32,724	33,164	30,317	32,621	31,216
Securities (gains)/losses, net	(1,535)	(2,842)	30	(2,829)	(1,300)
Unrealized (gain)/loss on equity securities, net	(112)	(83)	110	(36)	(155)
Valuation adjustment on servicing rights	(195)	526	(917)	102	120
Adjusted revenue (non-GAAP)	$175,139	$173,745	$170,906	$163,962	$153,768

Total noninterest expenses (GAAP)	$110,627	$103,376	$102,423	$99,269	$90,396
Less:
Core deposit and customer relationship intangibles amortization	2,295	2,415	2,516	2,501	2,492
Partnership investment in tax credit projects	2,374	1,345	35	1,899	927
(Gain)/loss on sales/valuation of assets, net	(3)	183	194	2,621	1,763
Acquisition, integration and restructuring costs	204	210	2,928	2,186	1,146
Adjusted noninterest expenses (non-GAAP)	$105,757	$99,223	$96,750	$90,062	$84,068
Efficiency ratio, fully tax-equivalent (non-GAAP)	60.38%	57.11%	56.61%	54.93%	54.67%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$—	$44	$534	$232	$—
Occupancy	—	1	9	—	—
Furniture and equipment	7	41	607	423	496
Professional fees	145	63	670	1,422	476
Advertising	11	6	156	42	8
(Gain)/loss on sales/valuations of assets, net	39	—	—	—	—
Other noninterest expenses	2	55	952	67	166
Total acquisition, integration and restructuring costs	$204	$210	$2,928	$2,186	$1,146
After tax impact on diluted earnings per common share(1)	$—	$—	$0.05	$0.04	$0.02

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$53,911	$45,521	$164,305	$95,692
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,814	1,969	5,709	6,454
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$55,725	$47,490	$170,014	$102,146

Average common equity (GAAP)	$2,072,593	$1,661,381	$2,006,123	$1,618,811
Less average goodwill	576,005	446,345	576,005	446,345
Less average core deposit and customer relationship intangibles, net	36,279	42,145	38,745	44,824
Average tangible common equity (non-GAAP)	$1,460,309	$1,172,891	$1,391,373	$1,127,642
Annualized return on average common equity (GAAP)	10.32%	10.90%	10.95%	7.90%
Annualized return on average tangible common equity (non-GAAP)	15.14%	16.11%	16.34%	12.10%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$142,543	$122,497	$423,366	$359,154
Plus tax-equivalent adjustment(1)	1,714	1,390	5,237	3,937
Net interest income, fully tax-equivalent (non-GAAP)	$144,257	$123,887	$428,603	$363,091

Average earning assets	$17,123,824	$13,868,360	$16,803,740	$12,957,661

Annualized net interest margin (GAAP)	3.30%	3.51%	3.37%	3.70%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.34	3.55	3.41	3.74
Purchase accounting discount amortization on loans included in annualized net interest margin	0.08	0.10	0.10	0.12

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net interest income (GAAP)	$142,543	$122,497	$423,366	$359,154
Tax-equivalent adjustment(1)	1,714	1,390	5,237	3,937
Fully tax-equivalent net interest income	144,257	123,887	428,603	363,091
Noninterest income	32,724	31,216	96,205	87,670
Securities gains, net	(1,535)	(1,300)	(4,347)	(4,964)
Unrealized (gain)/loss on equity securities, net	(112)	(155)	(85)	(604)
Valuation adjustment on servicing rights	(195)	120	(586)	1,676
Adjusted revenue (non-GAAP)	$175,139	$153,768	$519,790	$446,869

Total noninterest expenses (GAAP)	$110,627	$90,396	$316,426	$271,694
Less:
Core deposit and customer relationship intangibles amortization	2,295	2,492	7,226	8,169
Partnership investment in tax credit projects	2,374	927	3,754	1,902
Loss on sales/valuation of assets, net	(3)	1,763	374	2,480
Acquisition, integration and restructuring costs	204	1,146	3,342	3,195
Adjusted noninterest expenses (non-GAAP)	$105,757	$84,068	$301,730	$255,948
Efficiency ratio, fully tax-equivalent (non-GAAP)	60.38%	54.67%	58.05%	57.28%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$—	$—	$578	$166
Occupancy	—	—	10	—
Furniture and equipment	7	496	655	535
Professional fees	145	476	878	1,977
Advertising	11	8	173	101
(Gain)/loss on sales/valuations of assets, net	39	—	39	—
Other noninterest expenses	2	166	1,009	416
Total acquisition, integration and restructuring costs	$204	$1,146	$3,342	$3,195
After tax impact on diluted earnings per common share(1)	$—	$0.02	$0.06	$0.07

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
PPP I loan balances	$74,255	$374,174	$739,562	$957,785	$1,128,035
Average PPP I loan balances	174,930	597,703	841,262	1,064,863	1,128,488

PPP I fee income	$3,886	$7,313	$7,464	$9,109	$4,542
PPP I interest income	403	1,445	2,087	2,697	2,920
Total PPP I interest income	$4,289	$8,758	$9,551	$11,806	$7,462

PPP II loan balances	$334,992	$455,001	$415,766	$—	$—
Average PPP II loan balances	427,745	449,856	151,255	—	—

PPP II fee income	$5,784	$1,263	$223	$—	$—
PPP II interest income	1,113	1,165	375	—	—
Total PPP II interest income	$6,897	$2,428	$598	$—	$—

Selected ratios excluding total PPP loans and total PPP interest income
Annualized net interest margin (GAAP)	3.15%	3.31%	3.39%	3.44%	3.59%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.20	3.35	3.44	3.48	3.64
Ratio of nonperforming loans to total loans	0.88	0.93	1.03	0.97	1.01
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.90	0.95	1.06	1.00	1.16
Ratio of nonperforming assets to total assets	0.47	0.52	0.58	0.56	0.59
Annualized ratio of net loan charge-offs/(recoveries) to average loans	(0.05)	0.13	0.07	0.01	1.05
Allowance for loan credit losses as a percent of loans	1.24	1.31	1.46	1.45	1.30
Allowance for lending related credit losses as a percent of loans	1.39	1.47	1.63	1.62	1.48
Loans delinquent 30-89 days as a percent of total loans	0.12	0.18	0.18	0.25	0.19
After tax impact of total PPP interest income on diluted earnings per common share(1)	$0.21	$0.21	$0.19	$0.24	$0.16

	As of and For the Nine Months Ended
	September 30, 2021	September 30, 2020
Average PPP I loan balances	$535,524	$683,262
Average PPP II loan balances	343,965	—

PPP I and II fee income	$25,933	$8,197
PPP I and II interest income	6,588	5,282
Total PPP I and II interest income	$32,521	$13,479

Selected ratios excluding total PPP loans and total PPP interest income
Annualized net interest margin (GAAP)	3.28%	3.76%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.33	3.80
Annualized ratio of net loan charge-offs to average loans	0.05	0.47

After tax impact of total PPP interest income on diluted earnings per common share(1)	$0.61	$0.29

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.